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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


Name                                                 State of Incorporation
----                                                 ----------------------

The Home Loan Savings Bank                                   Ohio

Home Loan Financial Services, Inc.                           Ohio

Coshocton County Title Agency, LLC*                          Ohio





*HLFC owns 33% of the outstanding membership interests.